                                                                  EXHIBIT (9)(b)

                           TRANSFER AGENCY AGREEMENT


                 THIS AGREEMENT is made as of the 1st day of June, 1989 between MUNICIPAL FUND FOR TEMPORARY INVESTMENT, a Pennsylvania common law trust (the "Company"), and PROVIDENT FINANCIAL PROCESSING CORPORATION (the "Transfer Agent"), a Delaware corporation which is an indirect, wholly-owned subsidiary of PNC Financial Corp.

                                 R E C I T A L

                 WHEREAS, the Company is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                 WHEREAS, the Company currently offers shares representing interests in five separate investment portfolios, known as MuniFund, MuniCash, Short Municipal Fund, Intermediate Municipal Fund and Long Municipal Fund (each a "Fund");

                 WHEREAS, the Transfer Agent has served as the Company's transfer agent, registrar and dividend disbursing agent as delegatee pursuant to an Amended and Restated Custodian and Services Agreement dated November 24, 1982 between the Company and Provident National Bank, an affiliate of the Transfer Agent, as amended on April 13, 1983, January 12, 1984, November 1, 1984, May 9, 1986 and October 26, 1987; and

                 WHEREAS, the Company desires to continue to retain the Transfer Agent to serve as the Company's transfer agent, registrar, and dividend disbursing agent, and the Transfer Agent is willing to furnish such services;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                 1. Appointment. The Company hereby appoints the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Company with respect to the units of beneficial interest in the Company, no par value ("Shares") for the period and on the terms set forth in this Agreement. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 16 of this Agreement. The Company has, and may from time to time continue to issue additional Funds and classes or classify and reclassify shares of a current or future Funds or classes. The Transfer Agent shall identify to each such Fund or class property belonging to such Fund or class and in such reports, confirmations and notices to the Company called for under this Agreement shall identify the Fund or class to which such report, confirmation or notice pertains. In the event that the Company establishes such additional Funds or classes, the Company shall notify the Transfer Agent in writing. If the Transfer Agent is willing to render such services, it shall notify the Company in writing, whereupon such Fund or class shall become a Fund or class hereunder, and the compensation payable by such new Fund or class to the Transfer Agent will be agreed to in writing at the time, pursuant to Paragraph 16 hereof.

                 2. Delivery of Documents. The Company has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

                          (a)     Resolutions of the Company's Board of
Trustees authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Company and approving this Agreement;

                          (b)     Appendix A identifying and containing the
signatures of the Company's President and Treasurer and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Company and to execute stock certificates representing Shares;

                          (c)     The Company's Declaration of Trust dated
March 30, 1981 (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

                          (d)     The Company's Code of Regulations and all
amendments thereto (such Code, as presently in effect and as it shall from time to time be amended, is herein called the "Code");

                          (e)     The Advisory Agreement between Provident
Institutional Management Corporation (the "Advisor") and the Company dated as of March 11, 1987 with any addenda (such Advisory Agreement as presently in effect and with any existing and future addenda is herein called the "Advisory Agreement");

                          (f)     The Sub-Advisory Agreement between Provident
and the Advisor dated as of March 11, 1987 with any addenda (such Sub-Advisory Agreement as presently in effect and with any existing and future addenda, is herein called the "Sub-Advisory Agreement");

                          (g)     The Custodian Agreement between Provident and
the Company dated as of June 1, 1989 (the "Custodian Agreement");

                          (h)     The Administration Agreement between The
Boston Company Advisors, Inc. (the "Administrator") and the Company dated as of March 11, 1987 with any addenda (such Administration Agreement as presently in effect and with any existing or future addenda is herein called the "Administration Agreement");

                          (i)     The Distribution Agreement between the
Company and Shearson Lehman Hutton Inc. ("Shearson") dated September 7, 1988 (the "Distribution Agreement");

                          (j)     The Company's most recent Post-Effective
Amendments to its Registration Statements on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File Numbers 2-64358, 2-77274 and 2-87284) and under the 1940 Act as filed with the SEC, relating to the Company's Shares, and all Amendments thereto as well as such prior Registration Statements or Amendments as the Transfer Agent may request; and

                          (k)     The Company's most recent prospectuses
(prospectus herein is deemed to include the Statement of Additional Information) relating to Shares (such prospectuses, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

                 The Company will furnish the Transfer Agent from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

                 3.       Definitions.

                          (a)     "Authorized Person."  As used in this
Agreement, the term "Authorized Person" means the President and Treasurer of the Company and any other person, whether or not any such person is an officer or employee of the Company, duly authorized by the Board of Trustees of the Company to give Oral and Written Instructions on behalf of the Company and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by the Transfer Agent from time to time.

                          (b)     "Oral Instructions".  As used in this
Agreement, the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Company agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

                          (c)     "Written Instructions".  As used in this
Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by the Transfer Agent and signed by an Authorized Person.

                 4.       Instructions Consistent with Declaration, etc.

                          (a)     Unless otherwise provided in this Agreement,
the Transfer Agent shall act only upon Oral or Written Instructions. Although the Transfer Agent may know of the provisions of the Declaration and Code of the Company, the Transfer Agent may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration or Code or any vote, resolution or proceeding of the Shareholders, or of the Board of Trustees, or of any committee thereof.

                          (b)     The Transfer Agent shall be entitled to rely
upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Company agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent. The Company agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Company by giving Oral Instructions. The Company agrees that the Transfer Agent shall incur no liability to the Company in acting upon Oral Instructions given to the Transfer Agent hereunder concerning such transactions, provided the Transfer Agent reasonably believes such instructions have been received from an Authorized Person.

                 5. Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, the Transfer Agent is authorized to take the following actions:

                          (a)     Issuance of Shares.  Upon receipt of a
purchase order from Shearson for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from the Company's Custodian, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus.

                          (b)     Transfer of Shares; Uncertificated
Securities. Where a Shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such Shares which include a signature guaranteed by a national bank or registered broker/dealer and such other appropriate documentation to permit a transfer, then the Transfer Agent shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the SEC, and the law of the Commonwealth of Pennsylvania relating to the transfer of Shares.

                          (c)     Certificates.  If at any time the Company
issues certificates representing Shares, the following provisions will apply:

                                  (i)  The Company will supply the Transfer
         Agent with a sufficient supply of certificates representing Shares, in the form approved from time to time by the Board of Trustees of the Company, and, from time to time, shall replenish such supply upon request of the Transfer Agent. Such certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Company, whose names and positions shall be set forth on Appendix A, and shall bear the seal or facsimile thereof of the Company, and notwithstanding the death, resignation or removal of any officer of the Company, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to Shareholders until the Transfer Agent is otherwise directed by Written Instructions.

                                  (ii)  In the case of the loss or destruction
         of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by the Transfer Agent.

                                  (iii)  Upon receipt of signed certificates,
         which shall be in proper form for transfer, and upon cancellation or destruction thereof, the Transfer Agent shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the law of the Commonwealth of Pennsylvania relating to the transfer of Shares.

                                  (iv)  Upon receipt of the certificates, which
         shall be in proper form for transfer, together with the Shareholder's instructions to hold such certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the Shareholder upon the transfer books.

                                  (v)      Upon receipt of written instructions
         from a Shareholder of uncertificated securities for a certificate in the number of Shares in his account, the Transfer Agent will issue such stock certificates and deliver them to the Shareholder.

                          (d)     Redemption of Shares.  Upon receipt of a
redemption order from Shearson, the Transfer Agent shall redeem the number of Shares indicated thereon from the redeeming Shareholder's account and receive from the Company's Custodian and disburse to the redeeming Shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such Shareholder by the Company's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Transfer Agent and the Company's Custodian.

                 6. Authorized Shares. The Company's authorized capital stock consists of an unlimited number of Shares. The Transfer Agent shall record issues of all Shares. The Company agrees to notify the Transfer Agent promptly of any change in the number of authorized Shares and of any change in the number of Shares registered under the 1933 Act or termination of the Company's declaration under Rule 24f-2 of the 1940 Act.

                 7. Dividends and Distributions. The Company shall furnish the Transfer Agent with appropriate evidence of action by the Company's Board of Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the Company's Declaration and Prospectus, issue and credit the account of the Shareholder with Shares, or pay such dividends or distribution in the manner described in the Prospectus. In lieu of receiving from the Company's Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Company's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Company, the Transfer Agent and the Company's Custodian.

                 The Transfer Agent shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Company as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Company, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable Federal tax laws and regulations.

                 8.       Communications with Shareholders.

                          (a)     Communications to Shareholders.  The Transfer
Agent will address and mail all communications by the Company to its Shareholders, including reports to Shareholders, confirmations of purchases and sales of Company Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of Shareholders. The Transfer Agent will receive and tabulate the proxy cards for the meetings of the Company's Shareholders.

                          (b)     Correspondence.  The Transfer Agent will
answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Company.

                 9. Records. The Transfer Agent shall maintain records of the accounts for each Shareholder showing the following information:

                          (a)     name, address and United States Tax
Identification or Social Security number;

                          (b)     number and class of Shares held and number
and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                          (c)     historical information regarding the account
of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

                          (d)     any stop or restraining order placed against
a Shareholder's account;

                          (e)     any correspondence relating to the current
maintenance of a Shareholder's account;

                          (f)     information with respect to withholdings; and

                          (g)     any information required in order for the
Transfer Agent to perform any calculations contemplated or required by this Agreement.

                 The books and records pertaining to the Company which are in the possession of the Transfer Agent shall be the property of the Company.
Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Company, or the Company's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by the Transfer Agent to the Company or the Company's authorized representative at the Company's expense.

                 10. Ongoing Functions. The Transfer Agent will perform the following functions on an ongoing basis:

                          (a)     furnish state-by-state registration reports
to the Company;

                          (b)     calculate Account Executive load or
compensation payment and provide such information to the Company, if any;

                          (c)     calculate dealer commissions for the Company,
if any;

                          (d)     provide toll-free lines for direct
Shareholder use, plus customer liaison staff with on-line inquiry capacity;

                          (e)     mail duplicate confirmations to dealers of
their clients' activity, whether executed through the dealer or directly with the Transfer Agent, if any;

                          (f)     provide detail for underwriter or broker
confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Company and the Transfer Agent;

                          (g)     provide Shareholder lists and statistical
information concerning accounts to the Company;

                          (h)     provide timely notification of Company
activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Company, the Administrator and the Custodian, to the Company, the Custodian or the Administrator; and

                          (i)     install or cause to be installed,
micro-computer systems in the offices of certain Shareholders and shall provide or cause to be provided, communication networks in connection with the use of such systems by Shareholders (the "Computer Access Program") pursuant to directives given by The Boston Company Advisors, Inc. with respect to the Computer Access Program in accordance with the Company's Administration Agreement.

                 11. Cooperation with Accountants. The Transfer Agent shall cooperate with the Company's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Company from time to time.

                 12. Confidentiality. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Company and its prior, present or potential Shareholders, except, after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

                 13. Equipment Failures. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

                 14.      Right to Receive Advice.

                          (a)     Advice of Company.  If the Transfer Agent
shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Company directions or advice, including Oral or Written Instructions where appropriate.

                          (b)     Advice of Counsel.  If the Transfer Agent
shall be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Advisor, the Company or the Transfer Agent at the option of the Transfer Agent).

                          (c)     Conflicting Advice.  In case of conflict
between directions, advice or Oral or Written Instructions received by the Transfer Agent pursuant to subparagraph (a) of this Paragraph and advice received by the Transfer Agent pursuant to subparagraph (b) of this Paragraph, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                          (d)     Protection of the Transfer Agent.  The
Transfer Agent shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph which the Transfer Agent, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement.

                 15. Compliance with Governmental Rules and Regulations. The Company assumes full responsibility for ensuring that the Company complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction except insofar as Transfer Agent has assumed a specific responsibility for compliance hereunder.

                 16. Compensation. As compensation for the services rendered by the Transfer Agent during the term of this Agreement, the Company will pay to the Transfer Agent monthly fees that shall be agreed to from time to time by the Company and the Transfer Agent, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Company and the Transfer Agent.

                 17. Indemnification. The Company agrees to indemnify and hold harmless the Transfer Agent and its nominees and sub-contractors from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including

(without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Company or (ii) upon Oral or Written Instructions, provided, that neither the Transfer Agent nor any of its nominees or sub-contractors shall be indemnified against any liability to the Company or to its Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

                 18. Responsibility of the Transfer Agent. The Transfer Agent shall be under no duty to take any action on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. The Transfer Agent shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not specifically set forth in this Agreement, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of
(a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                 19. Duration and Termination. This Agreement shall continue until termination by the Company or by the Transfer Agent on sixty
(60) days written notice.

                 20. Registration as a Transfer Agent. The Transfer Agent represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Company in the event of any material change in its status as a registered transfer agent. Should the Transfer Agent fail to be registered with the OCC as a transfer agent at any time during this Agreement, the Company may, on written notice to the Transfer Agent, immediately terminate this Agreement.

                 21. Notices. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed
(a) if to the Transfer Agent at P.O. Box 8950, Wilmington, Delaware 19899; (b) if to the Company, at the address of the Company; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been received five days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been received immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been received three days after it is sent, or if sent by messenger, it shall be deemed to have been received on the day it is delivered. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

                 22. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                 23. Amendments. This Agreement or any part hereof may be changed only by an instrument in writing signed by the party against which enforcement of such change is sought.

                 24. Delegation of Duties. On thirty (30) days prior written notice to the Company, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; and (ii) the Transfer Agent and such delegate shall promptly provide such information as the Company may request, and respond to such questions as the Company may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. Such delegate shall be bound by the terms of this Agreement as though an original party hereto. The Transfer Agent shall unconditionally guarantee the performance of the delegate under the terms and conditions of this Agreement.

                 By its execution of this Agreement, the Company hereby acknowledges that it has received the notice required by this

Paragraph 24 in respect of the transfer agency services to be provided by NMF, Inc., a North Carolina business corporation.

                 25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 26.      Miscellaneous.

                          (a)     The Transfer Agent hereby acknowledges that
the Company is a business trust and that it must look solely to the Company's Property for the enforcement of any claims against the Company, as neither the Trustees, officers, agents or Shareholders of the Company assume any personal liability in connection with its business or assume any personal liability for obligations entered into on its behalf.

                          (b)     This Agreement embodies the entire agreement
and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions or compensation. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

[SEAL]                            MUNICIPAL FUND FOR
                                    TEMPORARY INVESTMENT


Attest:                           By:
       -----------------------       ---------------------------


[SEAL]                            PROVIDENT FINANCIAL
                                    PROCESSING CORPORATION


Attest:                           By:
       -----------------------       ---------------------------





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
                                     INDEX


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         Paragraph                                                                                   Page
         ---------                                                                                   ----
1.       Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.       Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
4.       Instructions Consistent with Declaration, etc  . . . . . . . . . . . . . . . . . . . . . .    6
5.       Transactions Not Requiring Instructions  . . . . . . . . . . . . . . . . . . . . . . . . .    7
6.       Authorized Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
7.       Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
8.       Communications with Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
9.       Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
10.      Ongoing Functions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
11.      Cooperation with Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
12.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
13.      Equipment Failures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
14.      Right to Receive Advice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
15.      Compliance with Governmental Rules and Regulations . . . . . . . . . . . . . . . . . . . .   17
16.      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
17.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
18.      Responsibility of the Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
19.      Duration and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
20.      Registration as a Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
21.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
22.      Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
23.      Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
24.      Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
25.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
26.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22





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